As filed with the Securities and Exchange Commission on July 10, 2017
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________________
Weatherford International public limited company
(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	98-0606750 (I.R.S. Employer Identification Number)
Weststrasse 1 6340 Baar, Switzerland (Address of Principal Executive Offices)	CH 6340 (Zip Code)

Weatherford International plc 2010 Omnibus Incentive Plan (As Amended and Restated)
(Full title of the plan)
___________________________________________

Christina M. Ibrahim
Weatherford International plc
Executive Vice President, General Counsel and Corporate Secretary
2000 St. James Place
Houston, Texas 77056
(713) 836-4000
(Name, address and telephone number, including area code, of agent for service)
___________________________________________

with copy to:
John M. Greer
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400
___________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Ordinary Shares, par value $0.001	21,000,000(2)	3.47	$72,870,000	$8,445.63

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low sales prices of an Ordinary Share, par value $0.001 per share, as reported by the New York Stock Exchange, Inc. on July 7, 2017.

(2)
The Ordinary Shares of Weatherford International plc being registered hereby are related to the Weatherford International plc 2010 Omnibus Incentive Plan. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional securities as may be offered or issued as a result of the anti-dilution provisions of the Weatherford International plc 2010 Omnibus Incentive Plan.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is being filed by Weatherford International plc, a public limited company organized under the laws of Ireland (the “Registrant”), pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register an additional 21,000,000 Ordinary Shares, par value $0.001 per share (the “Ordinary Shares”), of the Registrant pursuant to the Weatherford International plc 2010 Omnibus Incentive Plan (as amended and restated, the “Plan”). The Board of Directors of the Registrant approved a Second Amendment to the Plan (the “Second Amendment”) on March 10, 2017, and the Second Amendment was approved by the Registrant’s shareholders on June 15, 2017. The Second Amendment amends the terms of the Plan to, among other things, increase the number of Ordinary Shares available for issuance under the Plan from 43,144,000 Ordinary Shares to 64,144,000 Ordinary Shares.

These Ordinary Shares are additional securities of the same class as other securities for which Registration Statements on Form S-8 (Reg. Nos. 333-167959, 333-181664 and 333-205025), were previously filed with the United States Securities and Exchange Commission on July 2, 2010, May 24, 2012 and June 17, 2015, respectively; Reg. Nos. 333-167959 and 333-181664 were amended by a Post-Effective Amendment No. 1 to the respective Registration Statements on Form S-8 on June 17, 2014 (each as amended, the “Prior Registration Statements”). The information contained in the Prior Registration Statements is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits
The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

4.1
Memorandum and Articles of Association of Weatherford International public limited company (incorporated by reference to Exhibit 3.1 to Weatherford International plc’s Current Report on Form 8-K filed on June 17, 2014).

4.2
Weatherford International plc 2010 Omnibus Incentive Plan (as Amended and Restated) (incorporated by reference to Exhibit 10.6 to Weatherford International plc’s Current Report on Form 8-K filed on June 17, 2014).

4.3
First Amendment to Weatherford International plc 2010 Omnibus Incentive Plan (incorporated by reference to Annex A of Weatherford International plc’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2015).

4.4
Second Amendment to Weatherford International plc 2010 Omnibus Incentive Plan (incorporated by reference to Annex A of Weatherford International plc’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2017).

5.1*	Opinion of Matheson regarding the legality of securities being registered.

23.1*	Consent of KPMG LLP.

23.3*	Consent of Matheson (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to the Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baar, Switzerland on July 10, 2017.

WEATHERFORD INTERNATIONAL PLC

By:	/s/ Mark A. McCollum
Mark A. McCollum
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. McCollum, Christina M. Ibrahim and Charity R. Kohl, and each of them (with full power to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on July 10, 2017.

Signature	Title
/s/ Mark A. McCollum Mark A. McCollum	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Christoph Bausch Christoph Bausch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Douglas M. Mills Douglas M. Mills	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ William E. Macaulay William E. Macaulay	Chairman of the Board and Director
/s/ Mohamed A. Awad Mohamed A. Awad	Director
/s/ David J. Butters David J. Butters	Director
/s/ John D. Gass John D. Gass	Director

Signature	Title
/s/ Sir Emyr Jones Parry Sir Emyr Jones Parry	Director
/s/ Francis S. Kalman Francis S. Kalman	Director
/s/ Robert K. Moses, Jr. Robert K. Moses, Jr.	Director
/s/ Dr. Guillermo Ortiz Dr. Guillermo Ortiz	Director
/s/ Christina M. Ibrahim Christina M. Ibrahim	Authorized U.S. Representative

EXHIBIT INDEX

Exhibit No.	Description

4.1
Memorandum and Articles of Association of Weatherford International public limited company (incorporated by reference to Exhibit 3.1 to Weatherford International plc’s Current Report on Form 8-K filed on June 17, 2014).

4.2
Weatherford International plc 2010 Omnibus Incentive Plan (as Amended and Restated) (incorporated by reference to Exhibit 10.6 to Weatherford International plc’s Current Report on Form 8-K filed on June 17, 2014).

4.3
First Amendment to Weatherford International plc 2010 Omnibus Incentive Plan (incorporated by reference to Annex A of Weatherford International plc’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2015).

4.4
Second Amendment to Weatherford International plc 2010 Omnibus Incentive Plan (incorporated by reference to Annex A of Weatherford International plc’s Definitive Proxy Statement on Schedule 14A filed on April 25, 2017).

5.1*	Opinion of Matheson regarding the legality of securities being registered.

23.1*	Consent of KPMG LLP.

23.3*	Consent of Matheson (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to the Registration Statement).

* Filed herewith.